# STATE OF WYOMING
## Office of the Secretary of State

I, EDWARD F. MURRAY, III, SECRETARY OF STATE of the STATE OF WYOMING, do hereby certify that the filing requirements for the issuance of this certificate have been fulfilled.

CERTIFICATE OF INCORPORATION

**NOVEA INC.**

Accordingly, the undersigned, by virtue of the authority vested in me by the law, hereby issues this Certificate.

I have affixed hereto the Great Seal of the State of Wyoming and duly executed this official certificate at Cheyenne, Wyoming on this **26th** day of **February, 2015**.

Secretary of State

By: Jessica Cockrell

Filed Date: 02/26/2015

**Wyoming Secretary of State**
State Capitol Building, Room 110
200 West 24th Street
Cheyenne, WY 82002-0020
Ph. 307.777.7311
Fax 307.777.5339
Email: Business@wyo.gov

Edward F. Murray, III, WY Secretary of State
FILED: 02/26/2015 03:43 PM
ID: 2015-000681700

# Profit Corporation
# Articles of Incorporation

1. Corporation name:

NOVEA INC.

2. Name and physical address of its registered agent:
*(The registered agent may be an individual resident in Wyoming, a domestic or foreign entity authorized to transact business in Wyoming, having a business office identical with such registered office.* ***The registered agent must have a physical address in Wyoming.*** *A Post Office Box or Drop Box is not acceptable. If the registered office includes a suite number, it must be included in the registered office address.)*

Wyoming RA LLC
1623 Central Ave Suite 201 Cheyenne WY 82001

3. Mailing address of the corporation:

1917 POMMARD PLACE # 21
CHULA VISTA, CALIFORNIA 91913

4. Principal office address:

1623 Central Ave Suite 201, Cheyenne WY 82001

5. Number and class of shares the corporation will have the authority to issue:

75,000,000 Common Shares at NO PAR VALUE

6. Incorporators *(list names and addresses of each incorporator)*:

Wyoming RA LLC
1623 Central Ave Suite 201 Cheyenne WY 82001

AM PM 1 2 3 4 5 6 7 8 9 10 11 12
Received
FEB 20 2015
Secretary of State
Wyoming

7. Execution (*all incorporators must sign*):

**Signature:** ______________________ **Date:** 02/19/2015
(*mm/dd/yyyy*)

Print Name: Wyoming RA LLC by Jason DeBraal, Assistant Secretary

**Signature:** ______________________ **Date:** 
(*mm/dd/yyyy*)

Print Name:

**Signature:** ______________________ **Date:** 
(*mm/dd/yyyy*)

Print Name:

*Contact Person:*

Daytime Phone Number:  Email:

**Wyoming Secretary of State**
State Capitol Building, Room 110
200 West 24th Street
Cheyenne, WY 82002-0020
Ph. 307.777.7311
Fax 307.777.5339
Email: Business@wyo.gov

# Consent to Appointment by Registered Agent

I, Wyoming RA LLC, registered office located at
*(name of registered agent)*

1623 Central Ave Suite 201 Cheyenne WY 82001 voluntarily consent to serve

* ***(registered office physical address, city, state & zip)***

as the registered agent for NOVEA INC.
*(name of business entity)*

I hereby certify that I am in compliance with the requirements of W.S. 17-28-101 through W.S. 17-28-111.

**Signature:** [signature]
*(Shall be executed by the registered agent.)*

**Date:** 02/19/2015
*(mm/dd/yyyy)*

Print Name: Jason DeBraal

Daytime Phone: (307) 772-1123

Title: Authorized Agent

Email: info@wyomingra.com

Registered Agent Mailing Address (if different than above):

---

***If this is a new address, complete the following:**

Previous Registered Office(s):

I hereby certify that:

- After the changes are made, the street address of my registered office and business office will be identical.
- This change affects every entity served by me and I have notified each entity of the registered office change.
- I certify that the above information is correct and I am in compliance with the requirements of W.S. 17-28-101 through W.S. 17-28-111.

**Signature:** ____________________
*(Shall be executed by the registered agent.)*

**Date:**
*(mm/dd/yyyy)*

Checklist

☐ Submit one **originally signed** consent to appointment and one exact photocopy.